Exhibit 10.13

Execution Version

AMENDMENT NO. 2 TO THE SUBSCRIPTION AGREEMENT

This Amendment No. 2 (“this Amendment”), dated as of March 20, 2013, amends the Subscription Agreement, dated as of May 16, 2012 (the “Agreement”), between XL Investments Ltd (“XL Investments”), a Bermuda limited liability company, and Five Oaks Investment Corp., a Maryland corporation (the “Company”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

WHEREAS, XL Investments and the Company entered into that certain Amendment No. 1 to the Agreement dated as of January 25, 2013 (“Amendment No. 1”);

WHEREAS, pursuant to Amendment No. 1, the Investor agreed to acquire in the Initial Public Offering $25.0 million of shares of the common stock of the Fund;

WHEREAS, the Investor will now purchase $25.0 million of shares directly from the Company at the Fund Initial Offering price in a concurrent private placement, rather than in the Initial Public Offering;

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1                                   Section 21, which shall be added to the Terms and Conditions of the Agreement immediately prior to the closing of the Fund Initial Public Offering, is hereby amended and restated to read in its entirety as follows:

“Private Placement Concurrent with Fund Initial Public Offering.  The Investor shall acquire $25.0 million of shares of the common stock of the Fund from the Company at the Fund Initial Public Offering price, in a private placement concurrently with the closing of the Fund Initial Public Offering.”

Section 1.2                                   Agreement Remains in Effect. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as written, is hereby reaffirmed and ratified in all respects without qualification or condition and the provisions of the Agreement shall remain unaffected, unchanged and unimpaired, and are enforceable in accordance with their respective terms.

Section 1.3                                   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.4                                   Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the parties executing the counterparts had all executed one instrument.  This Amendment may be executed and delivered by facsimile, and any such facsimile shall be treated for all purposes of this Amendment as an original.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston
Name: David Oston
Title: CFO

XL INVESTMENTS LTD

By:	/s/ Stuart Clare
Name: Stuart Clare
Title: Senior Vice President and Director

Signature Page to Subscription Agreement Amendment No. 2